Exhibit 10.35

Supplemental Release

This Supplemental Release agreement is between Dollar General Corporation and David Perdue (collectively “the Parties”). Reference is made to that Employment Agreement entered by the Parties on September 18, 2006 (the “Employment Agreement”) and to that Release Agreement entered between the Parties dated July 16, 2007 (the “Release”).

WHEREAS, a dispute has arisen between the parties as to the meaning and interpretation of Section 11(a)(iv) of the Employment Agreement;

WHEREAS, in compromise of that dispute and to fully and finally resolve the matter, Dollar General has agreed to provide Perdue certain payments as fully described below.

NOW, THEREFORE, the Parties agree as follows:

1.                    On January 7, 2008, Dollar General will pay Perdue $24,892 plus the amount described in no. 2 below; provided that no payment shall be made unless this Supplemental Release has been executed and the revocation period described in no. 7 below has expired. Such amount represents approximately 36 times the monthly cost to Perdue of his current COBRA premiums.

2.                    Dollar General will also pay Perdue an additional amount (the “gross up” amount) that will be sufficient to cover the tax impact to him resulting from the payment referenced in no. 1 above as required under the last sentence of Section 11(a)(iv) and Section 11(b) of the Employment Agreement. The intention of this payment is that the net total payment to Perdue will be the $24,892 referenced in no. 1 above.

3.                    In exchange for the payments referenced in nos. 1 and 2 above, Perdue hereby voluntarily and irrevocably waives, releases, and withdraws all claims, complaints, suits or demands which he ever had, may have or now has relating to Section 11(a)(iv) of the Employment Agreement, retiree medical benefits, and/or health insurance, or any direct or indirect payment or reimbursement for such benefits or insurance, or any obligation on the part of Dollar General to procure any such benefits or insurance.

4.                    This Supplemental Release is solely for the purposes specifically described herein and in no other way supersedes, waives, amends or alters the Employment Agreement or the Release.

5.                    This Supplemental Release shall not in any way be construed as an admission by Dollar General or Perdue of any improper actions or liability whatsoever as to one another, and each specifically disclaims any liability to or improper actions against the other or any other person, on the part of itself or himself, its or his employees or agents.

6.                    Employee warrants, represents and agrees that he has been encouraged in writing to seek advice from anyone of his choosing regarding this Supplemental Release, including his attorney and account or tax advisor, prior to his signing it; that this Supplemental Release represents written notice to do so; that he has been given the opportunity and sufficient time to seek such advice; and that he fully understands the meaning and contents of this Supplemental Release. He further represents and warrants that he was not coerced, threatened or otherwise forced to sign this Supplemental Release, and that his signature appearing hereinafter is voluntary and genuine. PERDUE UNDERSTANDS THAT HE MAY TAKE UP TO TWENTY-ONE (21) DAYS TO CONSIDER WHETHER OR NOT HE DESIRES TO ENTER INTO THIS RELEASE.

7.                    PERDUE UNDERSTANDS THAT HE MAY REVOKE THIS RELEASE BY NOTIFYING DOLLAR GENERAL IN WRITING OF SUCH REVOCATION WITHIN SEVEN (7) DAYS OF HIS EXECUTION OF THIS RELEASE AND THAT THIS RELEASE IS NOT EFFECTIVE UNTIL THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD. HE UNDERSTANDS THAT UPON THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD, THIS RELEASE WILL BE BINDING UPON HIM AND HIS HEIRS, ADMINISTRATORS, REPRESENTATIVES, EXECUTORS, SUCCESSORS AND ASSIGNS AND WILL BE IRREVOCABLE.

Acknowledged and agreed to:

Dollar General Corporation

By:	/s/ Susan Lanigan
		Date:	12/28/2007
Its:	EVP, General Counsel

David Perdue

/s/ David A. Perdue		Date:	12/27/2007
David Perdue